CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




We hereby consent to the use in amendment I to the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 12, 2001, except as to the third and fourth paragraphs of Note 17 as to which the date is August 16, 2001, relating to the consolidated financial statements of PHS Bancorp, Inc. and Subsidiary, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/S.R. Snodgrass, A.C.


Wexford, Pennsylvania
October 22, 2001